                                                         Exhibit 9



      John Hancock Variable Annuity and Variable Life Insurance Accounts
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                               POWER OF ATTORNEY

      The undersigned member of the Board of Directors of John Hancock Mutual Life Insurance Company does hereby constitute and appoint Stephen L. Brown, Foster L. Aborn, William L. Boyan, Richard S. Scipione and Bruce E. Skrine, and each of them individually, with full power of substitution, his or her true and lawful attorneys and agents to execute, in the name of, and on behalf of, the undersigned as a member of said Board of Directors, the Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, and each amendment to the Registration Statements, to be filed for John Hancock Variable Annuity Account U, John Hancock Mutual Variable Life Insurance Account UV and any other variable annuity or variable life insurance account of John Hancock Mutual Life Insurance Company with the Securities and Exchange Commission and to take any and all action and to execute in the name of, and on behalf of, the undersigned as a member of said Board of Directors or otherwise any and all instruments, including applications for exemptions from such Acts, which said attorneys and agents deem necessary or advisable to enable any variable annuity or variable life insurance account of John Hancock Mutual Life Insurance Company to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in respect thereof; and the undersigned hereby ratifies and confirms as his or her own act and deed all that each of said attorneys and agents shall do or cause to have done by virtue hereof. Each of said attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date shown.



Date             Director                  Date                  Director
May 10, 1993     s/Stephen L. Brown        May 10, 1993          s/Nelson S. Gifford
May 10, 1993     s/William L. Boyan        May 10, 1993          s/Delbert C. Staley
May 10, 1993     s/Foster L. Aborn         May 10, 1993          s/I. McAllister Booth
May 10, 1993     s/Thomas L. Phillips      May 10, 1993          s/Robert E. Fast
May 10, 1993     s/Samuel W. Bodman        May 10, 1993          s/E. James Morton
May 10, 1993     s/John M. Connors, Jr.    May 10, 1993          s/John F. Magee
May 10, 1993     s/Joan T. Bok             July 9, 1993          s/Lawrence K. Fish
May 11, 1993     s/David F. D'Alessandro   September 3, 1993     s/Kathleen F. Feldstein
May 10, 1993     s/Randolph W. Bromery     March 1, 1995         s/Richard E. Syron
May 10, 1993     s/Vincent Vappi           September 30, 1995    s/Michael C. Hawley



FCC0144.DOC